Exhibit 99.1

Turn Therapeutics Reports Third Quarter 2025 Financial Results and Provides Corporate Updates

Successfully began trading on NASDAQ under ticker TTRX on October 8, 2025

Strengthened its Board of Directors with the appointments of Arthur Golden and Dr. Kent Kester

Entered into a global supply, development, and license agreement with leading medical-surgical product manufacturer and distributor Medline

Los Angeles, CA — November 13, 2025 — Turn Therapeutics Inc. (Nasdaq: TTRX), a clinical-stage biotechnology company developing dermatologic, advanced wound, and infectious disease therapies, today reported financial results for the third quarter ended September 30, 2025, and provided corporate updates.

“Our first weeks as a public company have been extremely productive, and our continued execution brings us closer to achieving our immediate strategic goal of developing a portfolio of potential best-in-class products in eczema and onychomycosis,” said Bradley Burnam, Founder and Chief Executive Officer of Turn Therapeutics. “We look forward to seeing data from our lead program in moderate to severe eczema in early 2026, which will inform our development pathway. At the same time, we continue to develop global relationships to leverage our PermaFusion® platform technology and have entered into an exciting license, supply, and distribution agreement with Medline, the largest provider of medical-surgical products and supply chain solutions serving all points of care. Partnerships like this will generate revenues for us without significant capital investment. This revenue will allow us to offset some of the costs, given our modest burn rate, as we focus our internal efforts on high-value drug development programs.”

Mr. Burnam continued, “We have also been steadily strengthening our Board and executive team and have added two new Board members and a capital markets veteran as Vice President of Corporate Communications recently. We will continue to add to our team ensuring we are positioned to capitalize on our near and long-term opportunities.”

Corporate Updates

●	Successfully began trading on NASDAQ on October 8, 2025. The important corporate milestone allows Turn to secure funding from the public markets to fuel growth and ultimately treat a greater number of patients.

●	Entered into a global supply, development, and license agreement with Medline, the largest provider of medical-surgical products and supply chain solutions serving all points of care. The agreement establishes a long-term collaboration to develop, manufacture, and commercialize products leveraging Turn’s proprietary PermaFusion® delivery platform in the professional and retail markets.

●	Appointed two new members to the Board of Directors. Arthur Golden joined Turn’s Board of Directors with over 40 years of experience in advising complex multinational organizations across regulatory, operational, and corporate development functions. Dr. Kent Kester joined as a globally recognized infectious disease physician and R&D leader with extensive experience spanning clinical development, translational medicine, vaccine and anti-infective innovation, and public-private collaboration.

●	Appointed Andrew Scott as Vice President of Corporate Communications. Mr. Scott will oversee investor relations, capital markets strategy, and corporate communications. He joined Turn with over 30 years of experience in capital markets and corporate finance, most recently as an investment banker at Think Equity.

●	Demonstrated extended stability for our Intranasal Vaccine Program. The live, lipid-enveloped vaccine demonstrated 14-days of viability at ambient temperature and 28 days under standard refrigeration. The vaccine candidate’s formulation employs the rVSV-MARV vector, suspended in Turn’s proprietary oil-based delivery system, PermaFusion ®.

●	Commenced clinical trial of first topical IL-36/IL-31 inhibitor for Eczema. Designed to support new drug approval, this clinical trial builds on 1000’s of in-human uses of the formula in prior indications, as well as in-vivo confirmation of the formulation’s potent immunological inhibition of key eczema-related cytokines, including interleukins (IL)-36 and (IL)-31.

Third Quarter 2025 Financial Results

●	Research and Development (R&D) Expenses: Research and development expenses for the three months ended September 30, 2025 were $158,699 compared to $153,282 for the three months ended September 30, 2024.

●	General and Administrative (G&A) Expenses: General and administrative expenses for the three months ended September 30, 2025 were $1.75 million, an increase of $1.2 million, compared to $0.52 million for the three months ended September 30, 2024. The increase was primarily a result of an increase in legal services, advisory services and other fees related to the Company’s direct listing on Nasdaq.

●	Other income remained comparable with no material change for the three months ended September 30, 2025 when compared to three months ended September 30, 2024.

●	As of September 30, 2025, the Company had $3.11 million in cash and cash equivalents.

Financial Tables

Turn Therapeutics Inc.

Condensed Consolidated Statements of Operations

(Unaudited; in US Dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
General and administrative	$1,754,856	$519,710	$3,434,442	$1,231,977
Research and development	158,699	153,282	230,636	236,190
Total operating expenses	1,913,555	672,992	3,665,078	1,468,167
Loss from operations	(1,913,555)	(672,992)	(3,665,078)	(1,468,167)

Other income:
Interest income	5,111	6,550	15,408	22,882
Other income	4,260	-	176,520	-
Total other income	9,371	6,550	191,928	22,882
NET LOSS	$(1,904,184)	$(666,442)	$(3,473,150)	$(1,445,285)

Basic and diluted net loss per common share	$(0.07)	$(0.03)	$(0.13)	$(0.05)
Weighted-average common shares outstanding, basic and diluted	27,975,207	26,645,835	27,479,246	26,546,840

Turn Therapeutics Inc.

Selected Balance Sheet Data

(Unaudited; in US Dollars)

	September 30,	December 31,
	2025	2024

Cash and cash equivalents	$3,106,157	$872,599
Total assets	4,297,630	2,048,889
Total liabilities	3,793,611	2,226,321
Total stockholders’ equity (deficit)	504,019	(177,432)

About Turn Therapeutics

Turn Therapeutics is a biotechnology company developing and commercializing products for dermatology, wound care, and infectious disease. The Company has received three FDA clearances for its proprietary wound and dermatology formulations and is advancing late-stage clinical programs in eczema and onychomycosis. In addition, Turn is pursuing global health initiatives in thermostable vaccine delivery designed to serve underserved areas worldwide, reflecting its commitment to public health innovation.

Forward-Looking Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Turn’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict, including risks related to the timing and effectiveness of the Company’s registration statement, the success of development programs, and the Company’s ability to execute its strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Turn Therapeutics in general, see the risk disclosures in the Company’s filings with the SEC. All such forward-looking statements speak only as of the date they are made, and Turn undertakes no obligation to update or revise these statements, whether as a result of new information, future events, or otherwise.

Investor Relations:
Monique Kosse, Managing Director

Gilmartin Group

Investors@TurnTherapeutics.com

Media Contact:

media@TurnTherapeutics.com

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